Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 and related Prospectus of TruGolf Holdings, Inc., of our report dated July 31, 2023, with respect to the financial statements of TruGolf, Inc. as of December 31, 2022 and for the year then ended.

We also consent to the reference to our Firm under the caption “Experts”.

/s/ CohnReznick LLP

Boca Raton, Florida

February 14, 2024